UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                   FORM 8-A/A

                                 Amendment No. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

         Oregon                                           93-0370304
--------------------------------------------------------------------------------
(State of incorporation or organization)       (IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon                97229
--------------------------------------------------------------------------------
  (Address of principal executive offices)                 (Zip code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this form relates:
None.
-----

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:
Series A Preferred Stock Purchase Rights.
-----------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

         Effective August 26, 2002, Electro Scientific Industries, Inc. ("ESI") amended its Amended and Restated Rights Agreement, dated as of March 1, 2001, between ESI and Mellon Investor Services LLC, as Rights Agent (the "Rights Agreement"), to permit EQSF (as defined in the Rights Agreement) to beneficially own, in the aggregate, more than 15% but less than 19.99% of ESI's common stock without becoming an "Acquiring Person" (as defined in the Rights Agreement).

         The foregoing summary of the amendment is not complete and is qualified in its entirety by reference to the First Amendment to Rights Agreement, a copy of which is attached as an exhibit hereto and incorporated herein by reference.

Item 2. Exhibits

Exhibit Number    Exhibit Title
--------------    -------------

         1 First Amendment to Amended and Restated Rights Agreement, dated as of August 26, 2002, between ESI and Mellon Investor Services LLC (incorporated by reference to Exhibit 4 to the registrant's Current Report on Form 8-K, dated August 26,
                  2002).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ELECTRO SCIENTIFIC INDUSTRIES, INC.


                                     By:/s/ John E. Isselmann, Jr.
                                        ----------------------------------------
                                     Name:  John E. Isselmann, Jr.
                                     Title: General Counsel & Assistant
                                            Corporate Secretary

Dated: August 26, 2002